UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2018

ROKU, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Winchester Circle Los Gatos, California		95032
(Address of Principal Executive Offices)		(Zip Code)

(408) 556-9040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

Lease Agreement

On November 12, 2018, Roku, Inc. (the “Company”) entered into the First Amendment to Office Lease (the “Amendment”) with CAP PHASE 1, LLC (the “Landlord”), which amended that certain Office Lease dated August 1, 2018 (the “Lease”) to expand the square footage rented under the Lease from approximately 97,751 square feet to 194,549 square feet (the “Additional Premises”). The Amendment provides for an increase in base rent under the Lease to a total amount of $700,376.40 per month, with annual upward adjustments of 3% of the then-current base rent thereafter.

The foregoing description is not intended to be a comprehensive summary and is qualified by the terms of the Amendment. A copy of the Amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Amendment is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.

Dated: November 13, 2018
	By:	/s/ Steve Louden
Steve Louden
Chief Financial Officer